                                                                     Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Multistate Series--34 (California, Maryland, Michigan and New Jersey Trusts), Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 5 to Registration Statement No. 33-49451 of our opinion dated June 16, 1998 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
July 15, 1998